Exhibit 10.2

[***] Certain portions of this exhibit have been omitted because they are not material and the registrant customarily and actually treats that information as private or confidential.

April 29, 2021

VIA E-MAIL

Pfizer Inc.

Legal Division

235 East 42nd Street New York, NY 10017

Attention: William C. Longa

Re:

Sublease dated August 1, 2016 (“5th Floor Sublease”) between Pfizer Inc. (“Pfizer”) and CRISPR Therapeutics, Inc. (“CRISPR”) of the 5th floor of Premises at 610 Main Street, Cambridge, MA (the “Building”) and Sublease dated May 6, 2016 (“6th-7th Floor Sublease”) between Pfizer and CRISPR of the 6th and 7th floors of the Building (collectively, the “Subleases”)

Dear William:

This letter is sent to confirm and memorialize our discussions regarding CRISPR’s proposed further sublease of the above-referenced premises, as more fully detailed in our letter to you dated [***] (the “Sublease Consent Letter”). As provided in the Sublease Consent Letter, CRISPR proposes to further sublease the [***] floor premises to [***] (the “[***] Sub-Sublease”) and further sublease [***] floor premises to [***] (the “[***] Sub-Sublease”, and collectively with the [***] Sublease, the “Proposed Sub-Subleases”).

Notwithstanding anything to the contrary contained in the Subleases, Pfizer and CRISPR have agreed as follows with respect to the Proposed Sub-Subleases only:

1.

CRISPR hereby waives the thirty (30) day requirement set forth in Section 19(b) of the Subleases in which Pfizer may respond to the Sublease Consent Letter. Notwithstanding anything in the Subleases to the contrary, Pfizer may consent, refuse consent, or elect to exercise its recapture rights with respect to the premises covered by each Proposed Sub-Sublease and terminate the applicable Sublease, in each case, each as and to the extent permitted under the applicable Sublease and this letter agreement, by providing written notice to CRISPR no later than [***] (the parties acknowledging that Pfizer may elect to

CRISPR Therapeutics	610 Main St, Cambridge, MA 02139	www.crisprtx.com

treat each of the Proposed Sub-Subleases separately), and Pfizer’s failure to provide any such written notice with respect to a Proposed Sub-Sublease by such date shall be deemed to constitute Pfizer’s consent to such Proposed Sub-Sublease;

2.

CRISPR may, in its discretion, continue to negotiate the Proposed Sub-Subleases and may execute the Proposed Sub-Subleases, subject to the rights of Pfizer under the Subleases and this letter agreement and the rights of Overlandlord (as defined in the Subleases). Pfizer shall not be responsible for any costs or expenses incurred in connection with such negotiations and/or signing, even if consent to such Proposed Sub-Subleases is subsequently refused pursuant to the applicable Sublease;

3.

If Pfizer shall elect to exercise its recapture rights with respect to one or both of the Subleases and to terminate the applicable Sublease(s), the effective date of any such termination shall be July 1, 2022 (the “Termination Date”), subject to clause (4) below, as though such date were the original Expiration Date of the applicable Sublease(s) for all purposes;

4.

Notwithstanding the Termination Date as provided in clause (3) and notwithstanding anything to the contrary set forth in the Subleases, Pfizer acknowledges and agrees that CRISPR may adjust the Termination Date upon not less than six (6) months prior written notice to Pfizer to a date (i) not more than three (3) months prior to July 1, 2022 or (b) not more than three (3) months after July 1, 2022; and

5.

The foregoing terms and conditions shall modify the Subleases solely with respect to the Proposed Sub-Subleases and except as otherwise modified by this letter agreement, the Subleases shall remain in full force and effect and unamended.

Kindly acknowledge your agreement to the foregoing terms by signing this letter in the appropriate acknowledgement section below and returning a copy to me by email.  Please call if you have any questions.

Sincerely,

CRISPR THERAPEUTICS, INC.

/s/ Michael Tomsicek	/s/ Denis Desmond
Name: Michal Tomsicek	Denis Desmond
Title: CFO	Head of Facilities Services, Operations & Real Estate

Acknowledged and agreed: PFIZER INC.

/s/ Gary Annino
Name: Gary Annino
Title: Sr Director, FS & CRE

CRISPR Therapeutics	610 Main St, Cambridge, MA 02139	www.crisprtx.com